Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 10, 2022, with respect to the consolidated financial statements of Vital Farms, Inc., incorporated herein by reference.

/s/ KPMG LLP

Austin, Texas

May 4, 2022